UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 29, 2026

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 East Erie Street, Suite 400         Milwaukee, Wisconsin53202

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 29, 2020, the Board of Directors (the “Board”) of Twin Disc, Incorporated (the “Company”) restated the Bylaws of the Company (the “Bylaws”). The restated Bylaws contain the following changes:

●
Article I of the Bylaws was amended to indicate that the principal office of the Corporation in the State of Wisconsin shall be located in the City of Milwaukee, Milwaukee County. Previously, Article I of the Bylaws stated that the principal office of the Corporation in the State of Wisconsin shall be located in the City of Racine, Racine County.

●
Article II, Section (1) of the Bylaws was amended to indicate that the annual meeting of shareholders shall be held during the months of October or November in each year, and that if the date and time of the annual meeting of shareholders for any for any year shall not have been designated by the Board of Directors at least thirty (30) days prior to the first day of October of such year, then the annual meeting of shareholders shall be held at the registered office of the Corporation on the second Thursday of November in such year at 2 o’clock p.m., if not a legal holiday, but if a legal holiday, then on the next business day following. Previously, Article II, Section (1) of the Bylaws indicated that the annual meeting of shareholders would be held during the months of September or October in each year, and that if the date and time of the annual meeting of shareholders for any for any year was not designated by the Board of Directors at least thirty (30) days prior to the first day of September of such year, then the annual meeting of shareholders would be held at the registered office of the Corporation on the third Friday of October in such year at 2 o’clock p.m., if not a legal holiday, but if a legal holiday, then on the next business day following.

●
Article II, Section (2) of the Bylaws was amended to conform to the provision of the Wisconsin Business Corporation Law that allows special meetings of shareholders to be called at the request of shareholders owning at least ten percent (10%) of the outstanding shares of stock of the Corporation entitled to vote at the meeting. Previously, the Bylaws provided that special meetings of shareholders could be called by shareholders owning at least twenty-five percent (25%) of the outstanding shares of stock of the Corporation entitled to vote at the meeting.

●
The following sections of the Bylaws were amended to add provisions allowing shareholders and proxies of shareholders to participate in any annual meeting or special meeting of shareholders by means of remote communication:

o
Article II, Section (3) was amended to state that the Board of Directors may determine, in its sole discretion, that any annual meeting or special meeting of shareholders may be held solely by means of remote communication.

o	Article II, Section (4) was amended to state that the written notice of an annual meeting or special meeting of shareholders must state the means of remote communication, if any.

o
Article II, Section (6), was amended to add a provision for the accessibility of the shareholder list at any annual meeting or special meeting of shareholders that is held solely by means of remote communication.

o	Article II, Section (7) was amended to add provisions regarding providing notice of a new means of remote communication if an annual meeting or special meeting of shareholders is adjourned.

o	Article II, Section (12) was amended to state that a waiver of notice by a shareholder for an annual meeting or special meeting of shareholders need not specify the means of remote communication.

●
Article II, Section (14)(b) was amended to add provisions relating to the universal proxy rules in Rule 14a-19 under the Securities Exchange Act of 1934. The new provisions state that no shareholder may solicit proxies in support of nominees for the Board of Directors other than the Corporation’s nominees unless the shareholder complies with Rule 14a-19, and require that any such shareholder: (a) promptly notify the Corporation if it fails to comply with the requirements of Rule 14a-19(b) and Rule 14a-19(c); (b) notify the Corporation within two business days if it no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees; and (c) provide notice to the Corporation that it has met the requirements of Rule 14a-19(a)(3) at least five business days prior to the applicable meeting for the election of Directors.

A copy of the restated Bylaws is attached as Exhibit 3.1 and incorporated herein by reference. The above description of the amendments to the Bylaws is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01         Other Events.

The Description of Securities attached hereto as Exhibit 4.1 is filed for the purpose of updating the description of the Company’s common stock (the “Common Stock”). The Description of Securities modifies and supersedes any prior description of the Common Stock of the Company contained in any registration statement or report filed with the Securities and Exchange Commission (the “SEC”), and is available for incorporation by reference into certain of the Company’s filings with the SEC pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Restated Bylaws of Twin Disc, Incorporated effective October 29, 2026.
4.1	Description of Securities
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary